UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2020

Riviera Resources, Inc.

(Exact name of registrant specified in its charter)

Delaware	333-225927	82-5121920
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 2000 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced dissolution, winding up and liquidation (the “Dissolution”) of Riviera Resources, Inc. (“Riviera” or the “Company”), on December 2, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company terminated the Company’s short term cash incentive bonus program historically used to incentivize and retain its employees (the “Annual Bonus Program”), effective as of December 31, 2020.

Also in connection with the Dissolution, the Compensation Committee terminated that certain severance plan, initially effective as of March 1, 2019 and amended as of September 1, 2019 (the “Current Severance Plan”), and adopted an amended and restated severance plan (the “Amended and Restated Severance Plan”) that will cover certain employees, including our named executive officers, David Rottino and Darren Schluter. The termination of the Current Severance Plan and the adoption of the Amended and Restated Severance Plan are effective as of December 31, 2020 and January 1, 2021, respectively. The Amended and Restated Severance Plan provides each participant, upon the participant’s termination of employment without “cause” or resignation for “good reason” (each as defined in the Amended and Restated Severance Plan), with post-termination COBRA coverage (or, alternatively, the monetary value thereof) for a specified duration (24 months in the case of Mr. Rottino and 12 months in the case of Mr. Schluter), subject to the participant’s execution and non-revocation of a release of claims.

Additionally, in connection with the recent change in size of the Board and change in the Board’s anticipated activity following the Dissolution, the Compensation Committee approved annual director compensation to be paid to Evan Lederman for his service as Chairman of the Board (including any committees, special committees, independent committees or similar functions) during the calendar year of 2021 in the form of an annual retainer of $175,000, paid quarterly in arrears during the period Mr. Lederman serves as a member of the Board and pro-rated for any partial periods of service. Mr. Lederman has served as a member of our Board since its formation in April 2018 and previously served as the chairman of the board of directors of Linn Energy, LLC, our predecessor. Mr. Lederman is a Managing Director, Co-Head of Restructuring and Partner on the Investment Team at Fir Tree Partners (“Fir Tree”), a global alternative investment firm. Mr. Lederman focuses on the funds’ distressed credit and special situation investment strategies, including co-managing its energy restructuring initiatives. Prior to joining Fir Tree, Mr. Lederman worked in the Business Finance and Restructuring groups at Weil, Gotshal & Manges LLP and the Bankruptcy and Litigation groups at Cravath, Swaine & Moore LLP. As a lawyer, investor and board member, Mr. Lederman has over 15 years of direct experience focused on liquidating estates / companies, with a special focus on oversight management, investor alignment, litigation, and claims reconciliation and reduction. The Compensation Committee conducted a review of industry practices for outside directors in connection with the approval of Mr. Lederman’s compensation and, based on his experience, believes his compensation is appropriate. In connection with these changes David Rottino, President and CEO, Holly Anderson, Executive Vice President and General Counsel, and Darren Schluter, Executive Vice President and CFO, have agreed to continue with the Company to provide continuity for the Dissolution at a reduced compensation and benefit package. Joseph Mills will also continue as an independent member of the Board under his previous compensation arrangement, although he will no longer receive compensation in the form of equity in the Company.

The foregoing description of the Amended and Restated Severance Plan is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Severance Plan

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2020	RIVIERA RESOURCES, INC.

	By:	/s/ David B. Rottino
	Name:	David B. Rottino
	Title:	President and Chief Executive Officer